For the fiscal year ended January 31, 2000.
File number 811-08587

                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3
I.

1.   Name of Issuer
      DLJDirect Inc.

2.   Date of Purchase
       5/25/99

3.   Number of Securities Purchased
       25,000

4.   Dollar Amount of Purchase
       $500,000

5.   Price Per Unit
       $20.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Donaldson, Lufkin & Jenrette


7.   Other Members of the Underwriting Syndicate:

     DLJdirect Inc.
     BT Alex. Brown Incorporated
     Goldman, Sachs & Co.
       Merrill  Lynch,  Pierce,  Fenner  &   Smith
Incorporated
     Morgan Stanley & Co. Incorporated
     Salomon Smith Barney Inc.
     ABN AMRO Incorporated
     BancBoston Robertson Stephens
     Bear, Stearns & Co. Inc.
     Sanford C. Bernstein & Co., Inc.
     CIBC World Markets Corp.
     Credit Suisse First Boston Corporation
     Deutsche Bank Securities
     A.G. Edwards & Sons, Inc.
     Hambrecht & Quist LLC
     Lehman Brothers Inc.
     J. P. Morgan Securities & Co.
     PaineWebber Incorporated
     Prudential Securities
     Warburg Dillon Read Inc.
     Schroder & Co. Inc.
     Thomas Weisel Partners LLC
     Gruntal & Co., L.L.C.
     Pennsylvania Merchant Group
     Sands Brothers & Co., Ltd.
     Advest, Inc.
     Anderson & Strudwick Inc.
     Asiel & Co. LLC
     Robert W. Baird & Co. Incorporated
     George K. Baum & Company
     M.R. Beale & Company
     Bernard Herold & Co., Inc.
     William Blair & Company
     Blackford Securities Corporation
     J.C. Bradford & Co.
     Capital International Securities Group, Inc.
     The Chapman Company
     Chatsworth Securities, LLC
     Tucker Anthony Cleary Gull
     Coburn & Meredith Inc.
     Conning & Company
     Crowell, Weedon & Co.
     Dominick & Dominick Inc.
     EVEREN Securities, Inc.
     Fahnestock & Co. Inc.
     FAC/EQUITIES
     Ferris, Baker Watts, Incorporated
     First Union Capital Markets Corp.
     Wachovia Securities, Inc.
     Janney Montgomery Scott Inc.
     Johnson, Lemon & Co. Incorporated
     Keefe, Bruyette & Woods, Inc.
     C.L. King & Associates, Inc.
     Ladenburg Thalmann & Co. Inc.
     Laidlaw Global Securities, Inc.
     Lebenthal & Co., Inc.
     Legg Mason Wood Walker, Incorporated
     McDonald Investments Inc., a KeyCorp Company
     Middlegate Securities, Ltd.
     Nathan & Lewis Securities, Inc.
     Noble Investment Co.
     Nutmeg Securities
     Parker/Hunter Incorporated
     U.S. Bancorp Piper Jaffray Inc.
     Putnam, Lovell, DeGuardiola & Thornton Inc.
     Ragen Mackenzie Incorporated
     Raymond James & Asociates, Inc.
     Redwine & Company Inc.
     Roney Capital Markets
     Royce Investment Group, Inc.
     Ryan, Beck & Co.
     Sanders Morris Mundy
     Santander Securities
     Scott & Stringfellow, Inc.
     Stephens Inc.
     Sutro & Co. Incorporated
     C.E. Unterburg, Towbin
     Weeden & Co., L.P.
     Wiley Brothers, Inc.
     B.C. Ziegler and Company







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